UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): April 3, 2019
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Welbilt, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	1-37548	47-4625716
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

            2227 Welbilt Boulevard, New Port Richey, Florida 34655
(Address of principal executive offices, including ZIP code)

(727) 375-7010
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on a Current Report on Form 8-K filed March 18, 2019, Haresh Shah, the current Executive Vice President and Chief Financial Officer of Welbilt, Inc. (the “Company”), is leaving the Company. On April 3, 2019, Mr. Shah entered into a letter agreement (the “Letter Agreement”) with the Company to memorialize certain terms of his separation from service with the Company.

Pursuant to the Letter Agreement, Mr. Shah will cease serving as the Company’s Executive Vice President and Chief Financial Officer effective April 7, 2019 and will cease employment with the Company effective May 1, 2019. Mr. Shah will receive the compensation and benefits provided for in the event of a termination of employment without “Cause” under the Welbilt, Inc. Executive Severance Policy (the “Severance Policy”), the terms of which were previously disclosed. In addition, with respect to equity awards granted to Mr. Shah by the Company in 2019, (A) the first one-third of each outstanding equity award other than any performance-based equity award shall be deemed vested, (B) one-third of any outstanding performance-based equity awards shall vest (if at all) based on actual performance determined at the end of the applicable performance period and (C) the remainder of such equity awards shall be forfeited. This additional equity award vesting and (to the extent provided in the Severance Policy) the other severance benefits are generally subject to Mr. Shah’s execution and non-revocation of a customary release of claims in favor of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELBILT, INC.

Date: April 5, 2019	By:	/s/ Joel H. Horn
Joel H. Horn
Executive Vice President, General Counsel and Corporate Secretary